UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 518-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	Nasdaq Global Market

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on September 17, 2024, each of the Class B stockholders of CompoSecure, Inc. (the “Company”) completed the transactions contemplated pursuant to the previously-announced stock purchase agreements with Resolute Compo Holdings LLC, pursuant to which Resolute agreed to acquire a majority interest in the Company in privately negotiated sales and eliminate the Company’s dual-class structure (the “Transaction”).

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends and supplements the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 17, 2024 (the “Original Form 8-K”). Except as supplemented by this Amendment No. 1, the information included in the Original Form 8-K remains unchanged.

Item 8.01	Other Events.

As previously disclosed, as a result of the completion of the Transaction, a Fundamental Change that constitutes a Make-Whole Fundamental Change has occurred under the indenture (the “Indenture”) governing the 7.00% Exchangeable Notes due 2026 (the “Notes”) issued by CompoSecure Holdings, L.L.C. (“Holdings”), a subsidiary of the Company. The Effective Date of such Fundamental Change and Make-Whole Fundamental Change is September 19, 2024. Pursuant to the Indenture, the Company intends to deliver to the holders of Notes a Notice of Make-Whole Fundamental Change.

As further described in the Notice of Make-Whole Fundamental Change, as a result of such Make-Whole Fundamental Change, the Exchange Rate (as defined in the Indenture) for the Notes has been increased temporarily from 91.0972 shares of the Company’s Class A Common Stock per $1,000 principal amount of Notes to 104.5199 shares of the Company’s Class A Common Stock per $1,000 principal amount of Notes. In order for a holder of Notes to receive the Additional Shares upon the exchange of some or all of such holder’s Notes, a holder must exchange such Notes on an Exchange Date (as defined in the Indenture) that occurs during the period (the “Additional Shares Exchange Period”) from, and including, September 19, 2024, up to, and including, the close of business on the Business Day (as defined in the Indenture) immediately prior to the Fundamental Change Repurchase Date, which the Company currently expects will be November 29, 2024. Following the Additional Shares Exchange Period, the Exchange Rate will revert to 91.0972 shares of Class A Common Stock per $1,000 principal amount of Notes.

Additionally, as a result of the occurrence of a Fundamental Change, each holder of Notes has the right, at such holder’s option, to require Holdings to purchase for cash all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date (as defined in the Indenture) in accordance with and subject to the satisfaction by the holder of the requirements set forth in the Indenture. The repurchase price is 100% of the principal amount of such Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date. On or before October 9, 2024, the Company will deliver the Fundamental Change Company Notice (as defined in the Indenture) specifying the Fundamental Change Repurchase Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: September 20, 2024	By:	/s/Timothy Fitzsimmons
Timothy Fitzsimmons
Chief Financial Officer